SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2013

Southern Products, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-165692	27-1963282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 East Wilson Street, Unit B, Costa Mesa, CA	92627
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 236-8701

____________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On July 30, 2013, we entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiary and Assumption of Obligations (the “Agreement”) with our sole officer and director, Edward Meadows, and our wholly-owned subsidiary, Sigmac USA, Inc. Pursuant to the Agreement, subject to the execution of a planned merger transaction (the “Transaction”), we will transfer all ownership interest in Sigmac USA, Inc. to Mr. Meadows. In connection with this assignment of ownership to Mr. Meadows, we will also transfer all assets related to our current consumer electronics business to Sigmac USA, Inc., and Sigmac USA, Inc. has agreed to assume and indemnify us from all liabilities relating to this business, all liabilities owed by Sigmac USA, Inc. and any other liabilities associated with our operations prior to the date of the Agreement. In consideration for this transfer of Sigmac USA, Inc. and the business assets to Mr. Meadows, Mr. Meadows has agreed to cancel and return to treasury his 30,555,560 shares of our common stock, subject only to the occurrence of the Transaction.

As a result of the Agreement, once implemented, we will no longer be pursuing our consumer electronics business plan. Management is in the process of negotiating with another company to enter into the planned Transaction which would change our business plan. We anticipate the Transaction will occur, if at all, in the near future, but at this time we can not specify the terms or timing of the Transaction, or even if it will occur at all. In the event such the Transaction occurs, we will file the appropriate documents with the Securities and Exchange Commission and provide other announcements to the public as the new management determines.

SECTION 5 -- Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 29, 2013, the board of directors appointed Darren M. Magot to our board of directors and to serve as our President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer. Following this appointment, the board accepted the resignation of Edward Meadows as our former sole officer and director. There was no known disagreement with Mr. Meadows regarding our operations, policies, or practices.

Darren M. Magot is our newly appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director. Mr. Magot has nearly 20 years of selling experience leading teams in the accounting, utilities, and market research spaces. He is currently an AVP with United Sample where he has been for a year and a half. Before United Sample, Mr. Magot worked with Research Panel Asia for a year and Global Market Insight for five years ramping up their sales divisions. Mr. Magot has long been active with emerging companies, and has owned a number of business leveraging his sales and finance experience. Mr. Magot has a Finance degree from California State University, Chico and is active in many organizations in Southern California.

There are no family relationships among any of our current or former directors or executive officers. Our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any written employment agreements or formal compensation arrangements with Mr. Magot.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement of Conveyance, Transfer and Assignment of Subsidiary and Assumption of Obligations
2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern Products, Inc.

/s/ Darren M. Magot

Darren M. Magot

President, Chief Executive Officer

Date: August 5, 2013

3